Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: April 29, 2015

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege (918) 573-4034	John Porter (918) 573-0797	Brett Krieg (918) 573-4614

Williams Reports First Quarter 2015 Financial Results

•	First Quarter 2015 Cash Distributions from Williams Partners Totaled $515 Million, Up $60 Million, or 13%

•	Adjusted EBITDA is $918 Million, up 12%

•	Reaffirming Williams Partners Adjusted EBITDA Guidance For 2015-2017 with 2015 Expected to be Near Low End of Range on Extended Geismar Ramp-Up and Effects of Low Commodity Prices

•	Reaffirming Williams Dividend Guidance of $2.38 Per Share in 2015 with 10% to 15% Annual Dividend Growth through 2017 with Growing Coverage

•	Williams Analyst Day Set for May 13

TULSA, Okla. – Williams (NYSE: WMB) today announced unaudited first quarter 2015 financial results, including the financial results of its master limited partnership (MLP), Williams Partners (NYSE: WPZ), which merged with Access Midstream Partners, L.P. in the first quarter.

Williams Summary Financial Information	1Q
Amounts in millions, except per-share amounts. Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	2015		2014
(Unaudited)
MLP Cash Distributions to Williams (1)	$515		$455
Dividend Coverage Ratio (2)	1.14	x	1.42	x
Quarterly Dividend Per Share	$0.58		$0.4025
Adjusted EBITDA (2)	$918		$821
Adjusted income from continuing operations (2)	$122		$190
Adjusted income from continuing operations per share (2)	$0.16		$0.28
Net income	$70		$140
Net income per share	$0.09		$0.20

(1)	Quarterly cash distributions in this table are declared and received in the following quarter, as these distributions relate to the first quarter’s cash flow.
(2)	Schedules reconciling dividend coverage ratio, adjusted EBITDA and adjusted income from continuing operations (non-GAAP measures) are available at www.williams.com and as an attachment to this news release.

Williams reported first quarter 2015 cash distributions from Williams Partners of $515 million, a $60 million or 13 percent increase from total MLP cash distributions received in first quarter 2014. Quarterly cash distributions discussed in this news release are declared and received in the following quarter, as these distributions relate to the first quarter’s cash flow.

Williams reported adjusted EBITDA of $918 million for first quarter 2015, compared with $821 million in the first quarter 2014, an increase of $97 million, or 12 percent.

Williams reported adjusted income from continuing operations of $122 million, or $0.16 per share, for first quarter 2015, compared with $190 million, or $0.28 per share, for first quarter 2014. The variance in adjusted income was driven by the absence of $173 million of business interruption insurance proceeds included in adjusted results related to the Geismar plant and sharp declines in NGL margins driven by low prices, partially offset by new fee-based revenues from Gulfstar One and Transco expansion projects.

Williams reported unaudited first quarter 2015 net income attributable to Williams of $70 million, or $0.09 per share on a diluted basis, compared with first quarter 2014 net income of $140 million, or $0.20 per share on a diluted basis. The $70 million decrease in net income attributable to Williams was primarily the result of the absence of insurance proceeds received in first quarter 2014 and sharply lower NGL margins, partially offset by the absence of 2014 losses associated with the discontinued Bluegrass Pipeline project and new fee-based revenues from Gulfstar One and Transco expansion projects.

CEO Comment

Alan Armstrong, Williams’ president and chief executive officer, made the following comments:

“First quarter 2015 results showed strong fee-based revenue growth for Williams Partners and we expect the second quarter to be even higher with Gulfstar One and Keathley Canyon Connector nearing full production and additional projects being placed in service such as the Rockaway Lateral and the mainline portion of Leidy Southeast.”

“We’ve reaffirmed 2015-2017 guidance, but we do expect 2015 adjusted EBITDA to be near the low end of the range due to the extended Geismar ramp-up and the effects of low commodity prices on volumes and margins. Williams’ strong annual dividend growth rate of 10 to 15 percent through 2017 with growing coverage remains unchanged.”

“Our strategy remains sound and our backlog of projects to serve the demand side of the growing natural gas market continues to build.”

Business Segment Results

Williams’ business segments for financial reporting are Williams Partners, Williams NGL & Petchem Services and Other.

For periods prior to July 1, 2014, the Other segment includes Williams’ equity earnings from its 50-percent interest in privately held Access Midstream Partners GP, L.L.C. and an approximate 23-percent limited-partner interest in Access Midstream Partners, L.P. As a result of Williams’ acquisition of additional ownership interests, periods after July 1, 2014 include the consolidated results of Access Midstream Partners. Furthermore, following the closing of the merger between Williams Partners and Access Midstream Partners in February 2015, the consolidated results of Access Midstream for periods following July 1, 2014 are now reported as part of the Williams Partners segment.

Williams NGL & Petchem Services segment is comprised of projects in various stages of development, including offgas processing at the CNRL’s Horizon upgrader plant as well as petchem pipeline projects on the Gulf Coast.

Williams	Adjusted EBITDA
Amounts in millions	1Q 2015	1Q 2014
Williams Partners	$917	$768
Williams NGL & Petchem	(5)	(5)
Other	6	58

Total	$918	$821

Schedules reconciling adjusted EBITDA to modified EBITDA and net income are attached to this news release.

The first quarter of 2014 includes Williams’ proportional share of the adjusted EBITDA from its equity-method investment in Access Midstream in its Other segment. Following the closing of the merger between Williams Partners and Access Midstream, the consolidated results of Access Midstream are reported as part of the Williams Partners segment. Williams NGL & Petchem Services segment is comprised of projects in various stages of development, including the CNRL Horizon offgas processing project in Canada as well as NGL and petrochemical pipeline projects on the Gulf Coast.

Williams Partners Segment

Williams Partners is focused on natural gas and natural gas liquids (NGL) transportation, gathering, treating, processing and storage; NGL fractionation; olefins production; and crude oil transportation.

Williams Partners reported adjusted EBITDA of $917 million for first quarter 2015, compared with $768 million for first quarter 2014. The increase is due primarily to the contribution of approximately $314 million of adjusted EBITDA from Access Midstream as a result of the merger and new fee-based revenues from Gulfstar One and Transco expansion projects, partially offset by the absence of $173 million of Geismar business interruption proceeds included in adjusted EBITDA in 2014, as well as sharply lower NGL margins.

Williams Partners’ complete financial results for first quarter 2015 are provided in the earnings news release issued today by Williams Partners.

Other Segment

The first quarter of 2014 includes $51 million for Williams’ proportional share of the adjusted EBITDA from Williams’ equity-method investment in Access Midstream, L.P. As a result of Williams’ acquisition of additional ownership interests, periods after July 1, 2014 include the consolidated results of Access Midstream Partners. Furthermore, following the closing of the merger between Williams Partners and Access Midstream Partners in February 2015, the consolidated results of Access Midstream for periods following July 1, 2014 are now reported as part of the Williams Partners segment.

Guidance

Williams is reaffirming its guidance for the years 2015 through 2017 provided on Feb. 18, 2015. We expect Williams Partners’ 2015 adjusted EBITDA and distributable cash flow to be near the low end of the range due to the extended Geismar ramp-up and the effects of low commodity prices on volumes and margins.

Williams’ current guidance for its earnings and capital expenditures are displayed in the following table:

Williams - Financial outlook and commodity price assumptions

	2015						2016						2017
	Low		Mid		High		Low		Mid		High		Low		Mid		High
Adjusted EBITDA (1)	$4,345		$4,510		$4,675		$5,170		$5,375		$5,580		$5,825		$6,050		$6,275

Total Capital & Investment Expenditures	$3,960		$4,275		$4,590		$3,300		$3,605		$3,910		$3,025		$3,325		$3,625

Williams
Cash Available for Dividends (1)			$1,875						$2,135						$2,525
Cash Dividends			$1,785						$2,020						$2,290
Dividends per Share			$2.38						$2.68						$3.01
Dividend Coverage Ratio (1)			1.05	x					1.06	x					1.10	x

Williams Partners
Distributable Cash Flow (1)	$2,845		$3,010		$3,175		$3,475		$3,675		$3,875		$3,960		$4,185		$4,410
Cash Distributions	$3,010		$3,005		$2,995		$3,380		$3,440		$3,515		$3,770		$3,925		$4,090
Cash Distributions per LP Unit	$3.40		$3.40		$3.40		$3.64		$3.71		$3.78		$3.89		$4.04		$4.19
Cash Distribution Coverage Ratio (1)	0.95	x	1.00	x	1.06	x	1.03	x	1.07	x	1.10	x	1.05	x	1.07	x	1.08	x

Commodity Price Assumptions
Crude Oil - WTI ($ per barrel)	$45.00		$55.00		$65.00		$53.75		$65.00		$76.25		$57.50		$70.00		$82.50
Natural Gas - Henry Hub ($/MMBtu)	$2.50		$3.00		$3.50		$2.75		$3.25		$3.75		$3.25		$3.75		$4.25
Composite NGL Barrel ($ per gallon)	$0.360		$0.450		$0.520		$0.410		$0.490		$0.560		$0.460		$0.550		$0.620
Crack Spread ($ per pound) (2)	$0.297		$0.350		$0.411		$0.323		$0.376		$0.443		$0.346		$0.395		$0.466
Ethylene spot - ($ per pound)	$0.360		$0.430		$0.500		$0.395		$0.465		$0.540		$0.430		$0.500		$0.580
Ethane - ($ per gallon)	$0.150		$0.190		$0.210		$0.170		$0.210		$0.230		$0.200		$0.250		$0.270
Propane ($ per gallon)	$0.500		$0.600		$0.700		$0.550		$0.650		$0.750		$0.600		$0.700		$0.800
Propylene Spot ($ per pound)	$0.405		$0.475		$0.545		$0.415		$0.485		$0.555		$0.430		$0.500		$0.570

(1)	Adjusted EBITDA, distributable cash flow, cash distribution coverage ratio, cash available for dividends and dividend coverage ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
(2)	Crack spread is based on delivered U.S. Gulf Coast ethylene and Mont Belvieu ethane.

Williams, Williams Partners Analyst Day Set for May 13

Williams is scheduled to host its annual Analyst Day event May 13. During the event, Williams’ management will give in-depth presentations covering all of Williams’ and Williams Partners L.P.’s energy infrastructure businesses. The event is scheduled from 8:30 a.m. to approximately 2:30 p.m. EDT.

On the day of the event, www.williams.com will feature presentation files for download along with a link to a live webcast. A replay of the Analyst Day webcast will be available for two weeks following the event.

First Quarter Materials to be Posted Shortly, Q&A Webcast Scheduled for Tomorrow

Williams’ first quarter 2015 financial results will be posted shortly at www.williams.com. The information will include the data book and analyst package.

The company and the partnership will jointly host a conference call and live webcast on Thursday, April 30, at 9:30 a.m. EDT. A limited number of phone lines will be available at (800) 475-3716. International callers should dial (719) 457-2660. A link to the webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available for two weeks following the event at www.williams.com.

Form 10-Q

The company plans to file its first quarter 2015 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams websites.

Definitions of Non-GAAP Financial Measures

This news release includes certain financial measures – adjusted EBITDA, adjusted income from continuing operations (“earnings”), adjusted earnings per share, cash available for dividends, dividend coverage ratio, distributable cash flow and cash distribution coverage ratio – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations and may include assumed business interruption insurance related to the Geismar plant. Management believes these measures provide investors meaningful insight into results from ongoing operations.

For Williams, cash available for dividends is defined as cash received from its ownership in MLPs, cash received (used) by its NGL & Petchem Services segment (other than cash for capital expenditures) less interest, taxes and maintenance capital expenditures associated with Williams and not the underlying MLPs. We also calculate the ratio of cash available for dividends to the total cash dividends paid (dividend coverage ratio). This measure reflects Williams’ cash available for dividends relative to its actual cash dividends paid.

For Williams Partners L.P., we define distributable cash flow as adjusted EBITDA less maintenance capital expenditures, cash portion of interest expense, income attributable to noncontrolling interests and cash income taxes, plus WPZ restricted stock unit non-cash compensation and certain other adjustments that management believes affects the comparability of results. Adjustments for maintenance capital expenditures and cash portion of interest expense include our proportionate share of these items of our equity-method investments.

For Williams Partners L.P., we also calculate the ratio of distributable cash flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Company’s assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income from continuing operations, cash available for dividends, nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams

Williams (NYSE: WMB) is a premier provider of large-scale infrastructure to connect North American natural gas and natural gas products to growing demand for cleaner fuel and feedstocks. Headquartered in Tulsa, Okla., Williams owns approximately 60 percent of Williams Partners L.P. (NYSE: WPZ), including the general-partner interest. Williams Partners is an industry-leading, large-cap master limited partnership with operations across the natural gas value chain from gathering, processing and interstate transportation of natural gas and natural gas liquids to petchem production of ethylene, propylene and other olefins. With major positions in top U.S. supply basins and also in Canada, Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, home heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. www.williams.com

Forward Looking Statements

The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) and Williams Partners L.P. (WPZ) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Expected levels of cash distributions by WPZ with respect to general partner interests, incentive distribution rights, and limited partner interests;

•	The levels of dividends to Williams stockholders;

•	Future credit ratings of Williams and WPZ;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas, natural gas liquids, and olefins prices, supply, and demand; and

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this presentation. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Whether WPZ will produce sufficient cash flows to provide the level of cash distributions we expect;

•	Whether Williams is able to pay current and expected levels of dividends;

•	Availability of supplies, market demand, and volatility of prices;

•	Inflation, interest rates, and fluctuation in foreign exchange rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and execute investment opportunities;

•	Our ability to acquire new businesses and assets and successfully integrate those operations and assets into our existing businesses as well as successfully expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and developmental hazards and unforeseen interruptions;

•	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation, and rate proceedings;

•	Williams’ costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	WPZ’s allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by its affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•	Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions; and

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this presentation. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in Williams’ and WPZ’s annual reports on Form 10-K filed with the SEC on Feb. 25, 2015, and each of our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

# # #

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

March 31, 2015

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2014*					2015
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$140	$99	$1,678	$193	$2,110	$70

Income (loss) from continuing operations—diluted earnings per common share	$.20	$.14	$2.22	$.26	$2.91	$.09

Adjustments:

Williams Partners
Merger and transition related expenses	$—	$—	$11	$30	$41	$32
Acquisition-related expenses	—	2	13	1	16	—
Impairment of certain materials and equipment	—	17	—	35	52	3
Share of impairment at equity-method investment	—	—	—	—	—	8
Contingency loss (gain), net of legal costs	—	—	—	(143)	(143)	—
Net gain related to partial acreage dedication release	—	—	(12)	—	(12)	—
Loss related to compressor station fire	6	—	—	—	6	—
Geismar Incident adjustment for insurance and timing	54	96	—	(71)	79	—
Loss related to Geismar Incident	—	—	5	5	10	1
Loss related to Opal incident	—	6	—	2	8	1
Loss on sale of equipment	—	—	—	7	7	—
Estimated minimum volume commitments [1]	—	—	47	(114)	(67)	55

Total Williams Partners adjustments	60	121	64	(248)	(3)	100

Williams NGL & Petchem Services
Bluegrass Pipeline project development costs	25	1	—	(1)	25	—
Bluegrass Pipeline and Moss Lake write-off of previously capitalized project development costs	70	—	—	—	70	—

Total Williams NGL & Petchem Services adjustments	95	1	—	(1)	95	—

Other
WMB impact of ACMP transaction-related compensation expenses	—	—	19	—	19	—
Transition-related costs	—	—	3	7	10	6

Total Other adjustments	—	—	22	7	29	6

Adjustments included in Modified EBITDA	155	122	86	(242)	121	106

Adjustments below Modified EBITDA
Acquisition-related financing expenses—Williams Partners	—	9	—	—	9	2
Gain on remeasurement of equity-method investment in ACMP—Other	—	—	(2,522)	(22)	(2,544)	—
Gain associated with ACMP equity issuance—Other	—	(4)	4	—	—	—
Interest income on receivable from sale of Venezuela assets—Other	(13)	(14)	(14)	—	(41)	—
Allocation of adjustments to noncontrolling interests	(25)	(36)	3	38	(20)	(33)

	(38)	(45)	(2,529)	16	(2,596)	(31)

Total adjustments	117	77	(2,443)	(226)	(2,475)	75
Less tax effect for above items	(47)	(32)	925	41	887	(28)

Adjustments for tax-related items [2]	(20)	14	(3)	2	(7)	5

Adjusted income from continuing operations available to common stockholders [1]	$190	$158	$157	$10	$515	$122

Adjusted diluted earnings per common share [1]	$.28	$.23	$.21	$.01	$.71	$.16

Weighted-average shares—diluted (thousands)	688,904	700,696	752,064	751,898	723,641	752,028

(1)	The third and fourth quarter of 2014 have been recast to include adjustments to normalize the quarterly impact of approximately $167 million of annual minimum volume commitments related to ACMP that were recorded during the fourth quarter. The recast impacts adjusted diluted earnings per common share by an increase of $.06 in the third quarter 2014 and a decrease of $.15 in the fourth quarter 2014, for a total year decrease of $.09.

(2)	The first quarter of 2014 includes an unfavorable adjustment related to completing the dropdown of certain Canadian operations to Williams Partners. The second quarter of 2014 includes a favorable adjustment to reflect taxes on undistributed earnings of certain foreign operations that are no longer considered permanently reinvested.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

*	Recast due to the merger between Williams Partners L.P. and Access Midstream Partners, L.P. and the change to Modified EBITDA as our measure of segment performance in first quarter 2015.

Consolidated Statement of Income

(UNAUDITED)

	2014					2015
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues	$819	$825	$1,127	$1,345	$4,116	$1,197
Product sales	930	853	942	796	3,521	519

Total revenues	1,749	1,678	2,069	2,141	7,637	1,716

Costs and expenses:
Product costs	769	724	807	716	3,016	462
Operating and maintenance expenses	298	308	412	474	1,492	387
Depreciation and amortization expenses	214	214	369	379	1,176	427
Selling, general, and administrative expenses	150	136	171	204	661	196
Net insurance recoveries—Geismar Incident	(119)	(42)	—	(71)	(232)	—
Other (income) expense—net	17	27	3	(92)	(45)	17

Total costs and expenses	1,329	1,367	1,762	1,610	6,068	1,489

Operating income (loss)	420	311	307	531	1,569	227
Equity earnings (losses)	(48)	37	66	89	144	51
Gain on remeasurement of equity-method investment	—	—	2,522	22	2,544	—
Other investing income (loss)—net	14	18	11	—	43	—
Interest incurred	(169)	(192)	(262)	(265)	(888)	(273)
Interest capitalized	29	29	52	31	141	22
Other income (expense)—net	1	4	10	16	31	16

Income (loss) from continuing operations before income taxes	247	207	2,706	424	3,584	43
Provision (benefit) for income taxes	51	84	998	116	1,249	30

Income (loss) from continuing operations	196	123	1,708	308	2,335	13
Income (loss) from discontinued operations	—	4	—	—	4	—

Net income (loss)	196	127	1,708	308	2,339	13
Less: Net income attributable to noncontrolling interests	56	24	30	115	225	(57)

Net income (loss) attributable to The Williams Companies, Inc.	$140	$103	$1,678	$193	$2,114	$70

Amounts attributable to The Williams Companies, Inc.:
Income (loss) from continuing operations	$140	$99	$1,678	$193	$2,110	$70
Income (loss) from discontinued operations	—	4	—	—	4	—

Net income (loss)	$140	$103	$1,678	$193	$2,114	$70

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$.20	$.14	$2.22	$.26	$2.91	$.09
Income (loss) from discontinued operations	—	.01	—	—	.01	—

Net income (loss)	$.20	$.15	$2.22	$.26	$2.92	$.09

Weighted-average number of shares used in computations (thousands)	688,904	700,696	752,064	751,898	723,641	752,028

Common shares outstanding at end of period (thousands)	685,419	747,190	747,453	747,531	747,531	748,912
Market price per common share (end of period)	$40.58	$58.21	$55.35	$44.94	$44.94	$50.59

Common dividends per share	$.4025	$.4250	$.56	$.57	$1.9575	$.58

Note: The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2014*					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Net income (loss)	$196	$127	$1,708	$308	$2,339	$13
(Income) loss from discontinued operations	—	(4)	—	—	(4)	—
Provision (benefit) for income taxes	51	84	998	116	1,249	30
Interest expense	140	163	210	234	747	251
Equity (earnings) losses	48	(37)	(66)	(89)	(144)	(51)
(Gain) on remeasurement of equity-method investments	—	—	(2,522)	(22)	(2,544)	—
Other investing (income) loss	(14)	(18)	(11)	—	(43)	—
Proportional Modified EBITDA of equity-method investments	28	113	132	165	438	136
Depreciation and amortization expenses	214	214	369	379	1,176	427
Accretion for asset retirement obligations associated with nonregulated operations	3	6	4	5	18	6

Modified EBITDA	$666	$648	$822	$1,096	$3,232	$812

Williams Partners	$708	$596	$843	$1,097	$3,244	$817
Williams NGL & Petchem Services	(100)	(8)	(4)	(3)	(115)	(5)
Other	58	60	(17)	2	103	—

Total Modified EBITDA	$666	$648	$822	$1,096	$3,232	$812

Adjustments included in Modified EBITDA:

Williams Partners	$60	$121	$64	$(248)	$(3)	$100
Williams NGL & Petchem Services	95	1	—	(1)	95	—
Other	—	—	22	7	29	6

Total Adjustments included in Modified EBITDA	$155	$122	$86	$(242)	$121	$106

Adjusted EBITDA:

Williams Partners	$768	$717	$907	$849	$3,241	$917
Williams NGL & Petchem Services	(5)	(7)	(4)	(4)	(20)	(5)
Other	58	60	5	9	132	6

Total Adjusted EBITDA	$821	$770	$908	$854	$3,353	$918

*	Recast due to the merger between Williams Partners L.P. and Access Midstream Partners, L.P. and the change to Modified EBITDA as our measure of segment performance in first quarter 2015.

Williams Partners

(UNAUDITED)

	2014*					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues	$763	$763	$1,066	$1,296	$3,888	$1,192
Product sales	930	853	942	796	3,521	519

Total revenues	1,693	1,616	2,008	2,092	7,409	1,711
Segment Costs and expenses:
Product costs	769	724	807	716	3,016	463
Operating and maintenance expenses	245	245	351	419	1,260	373
Selling, general, and administrative expenses	130	134	168	201	633	193
Net insurance recoveries—Geismar Incident	(119)	(42)	—	(71)	(232)	—
Other segment costs and expenses	14	21	(11)	(105)	(81)	1

Total segment costs and expenses	1,039	1,082	1,315	1,160	4,596	1,030
Proportional Modified EBITDA of equity-method investments	54	62	150	165	431	136

Modified EBITDA	708	596	843	1,097	3,244	817
Adjustments	60	121	64	(248)	(3)	100

Adjusted EBITDA	$768	$717	$907	$849	$3,241	$917

Operating statistics
Interstate Transmission
Throughput (Tbtu)	1,141.6	938.1	978.0	1,083.9	4,141.6	1,207.8
Avg. daily transportation volumes (Tbtu)	12.6	10.4	10.6	11.7	11.4	13.5
Avg. daily firm reserved capacity (Tbtu)	12.6	12.4	12.5	12.9	12.9	13.5

Former WPZ Operations Gathering and Processing (1)
Gathering volumes (Tbtu)	436	450	461	487	1,834	493
Plant inlet natural gas volumes (Tbtu)	339	344	370	366	1,419	360

Former ACMP Gathering Operations Throughput, bcf per day (2)
Barnett shale	—	—	0.876	0.853	0.865	0.812
Eagle Ford shale	—	—	0.348	0.376	0.362	0.388
Haynesville shale	—	—	0.714	0.802	0.758	0.971
Marcellus shale	—	—	1.193	1.272	1.233	1.232
Niobrara shale	—	—	0.030	0.034	0.032	0.039
Utica shale	—	—	0.418	0.484	0.451	0.513
Mid-Continent	—	—	0.554	0.537	0.545	0.506

Total throughput	—	—	4.133	4.358	4.246	4.461

Ethane equity sales (million gallons)	33	39	42	43	157	54
Non-ethane equity sales (million gallons)	113	108	124	131	476	131

NGL equity sales (million gallons)	146	147	166	174	633	185

Ethane margin ($/gallon)	$0.20	$0.18	$0.16	$0.17	$0.17	$0.13
Non-ethane margin ($/gallon)	$0.88	$0.80	$0.78	$0.58	$0.76	$0.28
NGL margin ($/gallon)	$0.73	$0.64	$0.63	$0.48	$0.61	$0.24

Ethane production (million gallons)	135	173	154	163	625	111
Non-ethane production (million gallons)	372	384	417	408	1,581	405

NGL production (million gallons)	507	557	571	571	2,206	516

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	—	—	—	—	—	2
Geismar ethylene margin ($/lb)	$—	$—	$—	$—	$—	$—

Equity investments—100%
Discovery NGL equity sales (million gallons)	10	10	18	15	53	17
Discovery NGL production (million gallons)	47	54	65	61	227	62
Laurel Mountain gathering volumes (Tbtu)	34	36	38	40	148	40
Overland Pass NGL transportation volumes (Mbbls)	8,612	8,926	9,482	10,118	37,138	10,845

*	Recast due to the merger between Williams Partners L.P. and Access Midstream Partners, L.P. and the change to Modified EBITDA as our measure of segment performance in the first quarter 2015.
(1)	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.
(2)	Throughput in all regions represents the net throughput allocated to the Partnership’s interest.

Williams NGL & Petchem Services

(UNAUDITED)

	2014*					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Segment costs and expenses:
Operating and maintenance expenses	$2	$1	$2	$2	$7	$4
Selling, general, and administrative expenses	22	4	4	1	31	2
Other (income) expense—net	(1)	1	(1)	$—	(1)	(1)

Total segment costs and expenses	23	6	5	3	37	5
Proportional Modified EBITDA of equity-method investments	(77)	(2)	1	—	(78)	—

Modified EBITDA	(100)	(8)	(4)	(3)	(115)	(5)
Adjustments	95	1	—	(1)	95	—

Adjusted EBITDA	$(5)	$(7)	$(4)	$(4)	$(20)	$(5)

*	Recast due to the change to Modified EBITDA as our measure of segment performance in first quarter 2015.

Capital Expenditures and Investments

(UNAUDITED)

	2014**					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Capital expenditures:
Williams Partners	$724	$943	$1,029	$996	$3,692	$735
Williams NGL & Petchem Services	61	85	62	78	286	91
Other	8	18	13	14	53	6

Total*	$793	$1,046	$1,104	$1,088	$4,031	$832

Purchase of business (net of cash acquired):
Other	$—	$—	$5,958	$—	$5,958	$—

Purchase of investments:
Williams Partners	$215	$16	$99	$138	$468	$83
Williams NGL & Petchem Services	13	2	—	(1)	14	—
Other	—	—	—	—	—	—

Total	$228	$18	$99	$137	$482	$83

Summary:
Williams Partners	$939	$959	$1,128	$1,134	$4,160	$818
Williams NGL & Petchem Services	74	87	62	77	300	91
Other	8	18	5,971	14	6,011	6

Total	$1,021	$1,064	$7,161	$1,225	$10,471	$915

Capital expenditures incurred, purchase of business (net of cash acquired), and purchase of investments:
Increases to property, plant, and equipment	$840	$949	$1,113	$1,014	$3,916	$738
Purchase of businesses (net of cash acquired)	—	—	5,958	—	5,958	—
Purchase of investments	228	18	99	137	482	83

Total	$1,068	$967	$7,170	$1,151	$10,356	$821

*Increases to property, plant, and equipment	$840	$949	$1,113	$1,014	$3,916	$738
Changes in related accounts payable and accrued liabilities	(47)	97	(9)	74	115	94

Capital expenditures	$793	$1,046	$1,104	$1,088	$4,031	$832

**	Recast due to the merger between Williams Partners L.P. and Access Midstream Partners, L.P. in first quarter 2015.

Depreciation and Amortization and Other Selected Financial Data

(UNAUDITED)

	2014*					2015
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Depreciation and amortization:
Williams Partners	$208	$207	$364	$372	$1,151	$419
Other	6	7	5	7	25	8

Total	$214	$214	$369	$379	$1,176	$427

Other selected financial data:
Cash and cash equivalents	$1,064	$860	$302	$240	$240	$341
Total assets	$28,306	$34,949	$49,807	$50,563	$50,563	$50,457
Capital structure:
Debt
Commercial paper	$—	$—	$265	$798	$798	$—
Current	$751	$751	$754	$4	$4	$801
Noncurrent	$12,099	$15,539	$19,922	$20,888	$20,888	$21,690
Stockholders’ equity	$4,616	$7,863	$9,129	$8,777	$8,777	$8,212
Debt to debt-plus-stockholders’ equity ratio	73.6%	67.4%	69.6%	71.2%	71.2%	73.3%

Cash distributions received from interests in:
Williams Partners L.P.
General partner	$—	$—	$—	$—	$—	$226
Limited partner	—	—	—	—	—	289

	$—	$—	$—	$—	$—	$515
Pre-merger Williams Partners L.P.
General partner	$164	$170	$175	$178	$687	$—
Limited partner	250	252	256	260	1,018	—

	$414	$422	$431	$438	$1,705	$—
Access Midstream Partners, L.P.
General partner	$9	$10	$25	$29	$73	$—
Limited partner	22	23	53	54	152	—

	$31	$33	$78	$83	$225	$—

	$445	$455	$509	$521	$1,930	$515

*	Recast due to the merger between Williams Partners L.P. and Access Midstream Partners, L.P. in first quarter 2015.

Dividend Coverage Ratio

(UNAUDITED)

	2014					2015
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Distributions from Pre-merger WPZ (accrued / “as declared” basis)	$422	$431	$438	$—	$1,291	$—
Distributions from ACMP (accrued / “as declared” basis)	33	78	83	—	194	—
Distributions from WPZ (accrued / “as declared” basis)	—	—	—	515	515	515

Total distributions from Pre-merger WPZ, ACMP, and WPZ	455	509	521	515	2,000	515
Williams NGL & Petchem Services adjusted cash flow (see below)*(1)	(5)	(9)	(5)	(5)	(24)	(5)
Corporate interest	(38)	(50)	(65)	(54)	(207)	(64)

Subtotal	412	450	451	456	1,769	446
WMB cash tax rate	3%	3%	—%	—%	2%	-12%
WMB cash taxes (excludes cash taxes paid by WPZ)(2)	(13)	(14)	—	—	(27)	55
Corporate Capex	(8)	(18)	(13)	(14)	(53)	(6)

WMB cash flow available for dividends	$391	$418	$438	$442	$1,689	$495
- per share	$0.57	$0.61	$0.59	$0.59	$2.36	$0.66
WMB dividends paid	(276)	(291)	(419)	(426)	(1,412)	(434)

Excess cash flow available after dividends	$115	$127	$19	$16	$277	$61
Dividend per share	$0.4025	$0.4250	$0.5600	$0.5700	$1.9575	$0.5800
Coverage ratio(3)	1.42	1.44	1.05	1.04	1.20	1.14

Williams NGL & Petchem Services Adjusted Cash Flow:*
Modified EBITDA	(100)	(8)	(4)	(3)	(115)	(5)
Segment adjustments	95	1	—	(1)	95	—

Adjusted EBITDA	(5)	(7)	(4)	(4)	(20)	(5)
Less: Maintenance Capex	—	(2)	(1)	(1)	(4)	—

Adjusted cash flow	(5)	(9)	(5)	(5)	(24)	(5)

*	Recast due to the change to Modified EBITDA as our measure of segment performance in first quarter 2015.

Notes:	(1) Targeted for dropdown in the future.

(2) A 2014 tax Net Operating Loss, due to bonus depreciation, yielded a carryback refund from 2012.

(3) WMB cash flow available for dividends / WMB dividends paid.

WMB Net Income to Adjusted EBITDA

	2015			2016			2017
($ in millions)	Low	Base	High	Low	Base	High	Low	Base	High
Net income from continuing operations	925	1,050	1,175	1,275	1,435	1,595	1,650	1,825	2,000
Add: Net interest expense	1,095	1,095	1,095	1,225	1,220	1,215	1,335	1,325	1,315
Add: Provision for income taxes	380	420	460	495	545	595	585	645	705
Add: Depreciation & amortization (DD&A)	1,750	1,750	1,750	1,870	1,870	1,870	1,945	1,945	1,945
Less: Equity earnings from investments	(380)	(385)	(390)	(495)	(505)	(515)	(645)	(660)	(675)
Add: Proportionate share of EBITDA from investments1	665	670	675	800	810	820	955	970	985
Adjustments2	(90)	(90)	(90)	—	—	—	—	—	—

Adjusted EBITDA	$4,345	$4,510	$4,675	$5,170	$5,375	$5,580	$5,825	$6,050	$6,275

	2015			2016			2017
1) Proportionate Share of EBITDA from investments:	Low	Base	High	Low	Base	High	Low	Base	High

Net income from continuing operations	$380	$385	$390	$495	$505	$515	$645	$660	$675
Add: Net interest expense	53	53	53	58	58	58	61	61	61
Add: Depreciation & amortization (DD&A)	206	206	206	226	226	226	236	236	236
Other	26	26	26	21	21	21	13	13	13

Adjusted EBITDA from Equity Investments	$665	$670	$675	$800	$810	$820	$955	$970	$985

	2015			2016			2017
2) Adjustments:	Low	Base	High	Low	Base	High	Low	Base	High

Geismar incident adjustment for insurance and timing (WPZ)	($150)	($150)	($150)	—	—	—	—	—	—
ACMP retention expenses (WPZ)	35	35	35	—	—	—	—	—	—
ACMP acquisition-related expenses	25	25	25	—	—	—	—	—	—

Total Adjustments	($90)	($90)	($90)	—	—	—	—	—	—

WPZ Distributable Cash Flow and Cash Distribution Coverage Ratio

	2015						2016						2017
Dollars in millions, except per L.P. unit	Low		Base		High		Low		Base		High		Low		Base		High

Adjusted EBITDA1	$4,300		$4,465		$4,630		$5,120		$5,315		$5,510		$5,750		$5,965		$6,180
Less: Maintenance Capex2	(430)		(430)		(430)		(440)		(440)		(440)		(440)		(440)		(440)
Less: Interest Expense (cash portion)3	(885)		(885)		(885)		(1,000)		(995)		(990)		(1,110)		(1,100)		(1,090)
Less: Cash Taxes	(5)		(5)		(5)		(10)		(10)		(10)		(10)		(10)		(10)
Less: Noncontrolling Interests	(135)		(135)		(135)		(195)		(195)		(195)		(230)		(230)		(230)

Distributable Cash Flow Attributable to Partnership Operations	$2,845		$3,010		$3,175		$3,475		$3,675		$3,875		$3,960		$4,185		$4,410

Cash Distributions (accrued)	$3,010		$3,005		$2,995		$3,380		$3,440		$3,515		$3,770		$3,925		$4,090
- per L.P. Unit	$3.40		$3.40		$3.40		$3.64		$3.71		$3.78		$3.89		$4.04		$4.19
- Annual growth rate							7%		9%		11%		7%		9%		11%

Cash Distribution Coverage Ratio	0.95	x	1.00	x	1.06	x	1.03	x	1.07	x	1.10	x	1.05	x	1.07	x	1.08	x

Notes: 1 A more detailed schedule reconciling this non-GAAP measure is provided in this presentation.    2 Includes proportionate share of maintenance capex of equity investments    3 Includes proportionate share of interest expense of equity investments

WMB Dividend Illustration and Coverage Calculation

(Midpoint of guidance, dollars in millions except per share amounts)

2015	2016	2017
Distributions from MLP	$2,140	$2,455	$2,805
Williams NGL & Petchem Services Adjusted Cash Flow (see below)	(5)	—	25
Corporate Interest	(255)	(260)	(260)

Subtotal	1,880	2,195	2,570
WMB Cash Tax Rate1	-2.9%	0.0%	0.2%
WMB Cash Taxes (excludes cash taxes paid by MLP)	55	—	(5)
Corporate Capex and Other	(60)	(60)	(40)

WMB Cash Flow Available for Dividends	$1,875	$2,135	$2,525
- per share	$2.50	$2.83	$3.32
WMB Expected Dividends Paid	(1,785)	(2,020)	(2,290)

Excess Cash Flow Available After Dividends	$90	$115	$235
Coverage Ratio2	1.05	x	1.06	x	1.10	x
Dividend Per Share	$2.38	$2.68	$3.01
Annual Growth Rate	22%	12.5%	12.5%

Williams NGL & Petchem Services Adjusted Cash Flow:
Adjusted EBITDA (see reconciliation provided in this presentation)	(5)	5	30
Maintenance Capital	—	(5)	(5)

Adjusted Cash Flow	(5)	—	25

Notes: 1 Near-term tax rates are lower than longer-term rates due to accelerated depreciation and deductions related to our investment in ACMP. A 2014 tax Net Operating Loss, due to bonus depreciation, will yield a carryback refund from 2012 and a carryforward reducing taxes through 2017. The average tax rate for 2018–2019 is expected to be approximately 4%, which represents a blended rate on MLP distributions, WMB NGL Petchem earnings, and corporate interest expense as well other tax items impacting the WMB corporate entity.    2 WMB Cash Flow Available for Dividends / WMB Expected Dividends Paid.